May 8, 2003

Securities and Exchange Commission
Washington, D.C.  20549

Re: Century Casinos, Inc.
File No. 0-22290

Dear Sir or Madam:


We have read Item 4 of the Form 8-K/A of Century Casinos, Inc. dated May 8, 2003, and agree with the statements concerning our Firm contained therein.

Very truly yours,
GRANT THORNTON KESSEL FEINSTEIN

/s/ Neil Adams

Neil Adams
Partner